UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2011

TradeStation Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-31049	650977576
(State or other jurisdiction of incorporation)	(Commission (File Number)	(I.R.S. Employer Identification No.)

8050 SW 10th Street, Suite 4000, Plantation, Florida		33324
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 652-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 20, 2011, TradeStation Group, Inc. (the “Company”) and Monex Group, Inc. (“Monex”) issued a joint press release announcing that they have entered into a definitive agreement pursuant to which a subsidiary of Monex will acquire all the outstanding common stock of the Company for $9.75 per share, or approximately $411 million in aggregate, through a cash tender offering followed by a merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TradeStation Group, Inc.

Date: April 20, 2011	By:	/s/ David H. Fleischman
		Name:	David H. Fleischman
		Title:	Chief Financial Officer, Vice President of Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 20, 2011